EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
February 5, 2014	fcooper@tollbrothersinc.com

Toll Brothers Announces Closing of Purchase of Shapell Industries, LLC and Related Financings
Toll Closes New $485 Million Senior Unsecured Five-Year Bank Term Loan and Previously Announced $500 Million 364-Day Revolving Credit Facility
HORSHAM, Pa., Feb. 5, 2014 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today announced the completion of its acquisition of the homebuilding operations of Shapell Industries, LLC ("Shapell Homes"), a premier private California land development and home building company, for approximately $1.60 billion in cash. The purchase includes approximately 5,200 home sites, 97.5% of which are entitled, in established coastal California communities. This land was assembled by Shapell over many decades in many of Northern and Southern California's most affluent and high-growth markets: the San Francisco Bay area, metro Los Angeles, Orange County and the Carlsbad market.
Douglas C. Yearley, Jr., Toll Brothers' chief executive officer, stated: "We announced this transaction on November 6, 2013. Since then, we have focused on integrating Shapell Homes into our Company, and have become even more excited about the Shapell land portfolio and the approximately 100 Shapell associates who will be joining our team.
"The portfolio of entitled land we are acquiring may be the last great concentrated assemblage of this scale and quality in coastal California. The combination of the Shapell and Toll Brothers teams and land holdings gives us one of the premier platforms in several of the nation's most dynamic housing markets.
"We would like to express our appreciation to our banks for their tremendous support. Our new five-year floating rate term loan is at a rate currently below 2% with covenants substantially similar to our existing $1.035 billion five-year and new $500 million 364-day revolving credit facilities.
"Closing this acquisition at the start of our second fiscal quarter and at the start of the Spring selling season has been a strategic goal of ours. With our great brand and strategy of driving price through excellent architecture and extensive customization, we believe we will be able to re-launch Shapell communities to achieve even higher levels of success."
Robert I. Toll, executive chairman, stated: "The scale and quality of the land that the Shapell family amassed coupled with the dynamism of the markets where their sites are located make this a once-in-a-lifetime opportunity. With this acquisition, we look forward to many more years of success as we enter our third decade serving the residents of coastal Northern and Southern California."
Toll Brothers financed the acquisition with a new $485 million 5-year senior unsecured floating rate bank term loan, as well as $600 million of recently issued 5-year and 10-year senior unsecured debt and $230 million of common stock. The balance of the funds will consist of a $370 million draw from its existing $1.035 billion 5-year bank revolving credit facility. In addition, the Company closed on a $500 million 364-day unsecured bank revolving credit facility, which it does not plan to draw on for this transaction. Between cash and untapped bank credit facilities, the Company still has approximately $1.5 billion of available liquidity to support current operations and future growth. As previously announced, post-closing, Toll Brothers intends to selectively sell approximately $500 million of land to return some expended capital and manage its California concentration. As a result of these lot sales and the delivery of existing backlog, the Company believes it will recapture a significant portion of its investment within eighteen months of closing the transaction.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC, RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. acted as Joint Lead Arrangers and Joint Bookrunners for the $500 million 364-day senior unsecured credit facility with Citibank, N.A. as Administrative Agent; Deutsche Bank Securities Inc. and The Royal Bank of Scotland plc as Syndication Agents; SunTrust Bank and PNC Bank, National Association as Documentation Agents.
SunTrust Robinson Humphrey, Inc. acted as Sole Lead Arranger and Sole Bookrunner for the $485 million 5-year senior unsecured term loan with SunTrust Bank as Administrative Agent; Sumitomo Mitsui Banking Corporation and U.S. Bank, National Association as Syndication Agents; Capital One, National Association and Wells Fargo Bank, N.A. as Documentation Agents; The Bank of New York Mellon, Beneficial Bank, Fifth Third Bank, PNC Bank, National Association and Mega International Commercial Bank New York Branch as Lenders.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 1000 Company is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol "TOL." The Company serves move-up, empty-nester, active-adult, and second-home buyers and operates in 19 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Texas, Virginia, and Washington. The Company also operates in the District of Columbia.
Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. The Company purchases distressed loan and real estate asset portfolios through its wholly owned subsidiary, Gibraltar Capital and Asset Management. The Company acquires and develops commercial and apartment properties through Toll Commercial and Toll Apartment Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid- and high-rise for-sale condominiums through Toll Brothers City Living.
Toll Brothers is honored to have won the three most coveted awards in the homebuilding industry: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers was awarded Builder of the Year in 2012 as well as in 1988, and is the first two-time recipient. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit www.tollbrothers.com.
ABOUT SHAPELL
Shapell Homes has a long and illustrious history as one of California's largest and most successful land development and home building companies. Since its founding in 1955 by brothers Nathan and David Shapell, and brother-in-law Max Webb, the Company has delivered more than 70,000 homes in Northern and Southern California.
Certain information included in this release is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to: anticipated operating results; anticipated financial performance, resources and condition; selling communities; home deliveries; average home prices; consumer demand and confidence; contract pricing; business and investment opportunities; market and industry trends; the anticipated benefits to be realized from the consummation of the Shapell acquisition; and post-closing asset sales.
Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include, among others: local, regional, national and international economic conditions; fluctuating consumer demand and confidence; interest and unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; conditions in our newly entered markets and newly acquired operations; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; weather conditions; the anticipated benefits to be realized from the consummation of the Shapell acquisition; and post-closing asset sales. For a more detailed discussion of these factors, see the information under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.